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Exchange Traded Notes (ETNs)

Maturity Date	Ticker	CUSIP	Product	Underlying
Performance Tracking				
01 Oct 2020	CSMA	22542D845	Exchange Traded Notes (ETNs)	Credit Suisse Merger Arbitrage Liquid Index (Net)
20 Apr 2020	MLPN	22542D852	Exchange Traded Notes (ETNs)	The Cushing 30 MLP Index
19 Feb 2020	CSLS	22542D878	Exchange Traded Notes (ETNs)	Credit Suisse Long/Short Liquid Index (Net)

+ Current Structured Products Offerings

SEC LEGEND Credit Suisse has filed a registration statement (including a prospectus) with the Securities and Exchange Commission or the SEC for certain offerings to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to the relevant offering that Credit Suisse has filed with the SEC for more complete information about Credit Suisse and such offering. You may obtain documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Credit Suisse, any underwriter or any agent or any dealer participating in any relevant offering will arrange to send you the prospectus and the relevant offering document(s) if you so request them by calling toll-free 1-800-221-1037.
The structured products are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction. The notes are not guaranteed under the Federal Deposit Insurance Corporation's Temporary Liquidity Guarantee Program.

EXCHANGE TRADED NOTES

- Credit Suisse Merger Arbitrage Liquid Index (Net)
- The Cushing® 30 MLP Index
- Credit Suisse Long/Short Liquid Index (Net)

AWARDS RECOGNITION

- Bank of the Year (IFR, 2009)
- Structured Equity House of the Year (IFR, 2009)
- Equity Derivatives House of the Year (IFR, 2009)
- Equity Derivatives House of the Year (Structured Products-Europe, 2009)
- Best Investment Bank (Euromoney, 2009)
- Best Equity House in LATAM (Euromoney, 2009)
- US Structurer of the Year (Structured Products Magazine, 2009)
- Structured Products House of the Year (Structured Products Magazine, 2009)

STRUCTURED PRODUCTS

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CREDIT SUISSE Exchange Traded Notes (ETNs)

Liquidity
Transparency
Diversification

Credit Suisse Merger Arbitrage Liquid Index (Net) (CSMA)

The Credit Suisse Merger Arbitrage Liquid Index (Net) (the "Index" or the "Merger Arbitrage Liquid Index") attempts to employ the merger arbitrage strategy by using a quantitative methodology to track a dynamic basket of securities held as long or short positions and cash weighted in accordance with the index rules to reflect publicly announced merger transactions that meet certain qualifying conditions.

Overview | Charts | Index Components | Statistics | Correlations | FAQs

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Product Data (as of 01 Oct 2010)	
Closing Price:	$20.00
Shares Outstanding:	0
Market Capitalization*:	$0

** Market Capitalization = Closing Price x Shares Outstanding*

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Market Data (as of 01 Oct 2010)			
Closing Price:	$20.00	High:	$20.00
Net Change (Daily):	$0.00	Low:	$20.00
% Change (Daily):	0.00%	Volume:	0
		20-Day Volume Average:	0

Profile			
Primary Exchange:	NYSE Arca	Annual Investor Fee:	0.95%
Ticker:	CSMA	Underlying Index Ticker:	CSLABMN
Bloomberg ETN Keystroke:	CSMA<EQUITY><GO>	CUSIP:	22542D845
Inception Date:	01 Oct 2010	Maturity Date:	01 Oct 2020

Returns (as of 30 Sep 2010)

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	Since Note Incept.
CSMA								
CSLABMN	1.75%	3.25%	5.09%	7.15%	7.98%	4.87%	37.16%	N/A

Historical Performance (including Hypothetical Performance*)

	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010 YTD
Credit Suisse Merger Arbitrage Liquid Index (Net)*	10.53%	2.94%	7.05%	13.33%	1.22%	3.74%	18.64%	7.95%	-8.16%	6.92%	7.15%
S&P 500® Index (TR)	-9.10%	-11.89%	-22.10%	28.68%	10.88%	4.91%	15.79%	5.49%	-37.00%	26.46%	2.34%

*The above table sets forth the hypothetical performance of the Credit Suisse Merger Arbitrage Liquid Index (Net) (the "Index") from January 2000 through December 2009 and actual performance from January 2010 forward. In addition, the Index rules were revised on September 1, 2010 and, therefore, the Index levels prior to such date do not reflect the modification of the Index rules that took place on that date. Historical performance is not indicative of future performance or what the value of the ETNs may be. The Index includes 0.50% p.a. of index calculation fees. The chart above includes this index calculation fee but does not include the investor fee associated with the ETNs which will reduce the amount of the return on the ETNs at maturity or upon repurchase by Credit Suisse.

AWARDS RECOGNITION

- Bank of the Year (IFR, 2009)
- Structured Equity House of the Year (IFR, 2009)
- Equity Derivatives House of the Year (IFR, 2009)
- Equity Derivatives House of the Year (Structured Products-Europe, 2009)
- Best Investment Bank (Euromoney, 2009)
- Best Equity House in LATAM (Euromoney, 2009)
- US Structurer of the Year (Structured Products Magazine, 2009)
- Structured Products House of the Year (Structured Products Magazine, 2009)

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Diversification

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Credit Suisse Merger Arbitrage Liquid Index (Net) (CSMA)

The Credit Suisse Merger Arbitrage Liquid Index (Net) (the "Index" or the "Merger Arbitrage Liquid Index") attempts to employ the merger arbitrage strategy by using a quantitative methodology to track a dynamic basket of securities held as long or short positions and cash weighted in accordance with the index rules to reflect publicly announced merger transactions that meet certain qualifying conditions.

Overview | Charts | Index Components | Statistics | Correlations | FAQs

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Performance Chart (CSLABMN)

Performance Periods: 6 Months

Performance of the Credit Suisse Merger Arbitrage Liquid Index (Net)



1,070
1,065
1,060
1,055
1,050
1,045
1,040
1,035
1,030
1,025
1,020
1,015
1,010
Closing Level
04/22/2010
05/22/2010
06/21/2010
07/21/2010
08/20/2010
09/19/2010
Date (Source: Bloomberg)

The above chart sets forth the hypothetical performance of the Credit Suisse Merger Arbitrage Liquid Index (Net) (the "Index") from January 1, 2006 through January 1, 2010 and actual historical performance of the Index from January 1, 2010 to the present. In addition, the Index rules were revised on September 1, 2010 and, therefore, the Index levels prior to such date do not reflect the modification of the Index rules that took place on that date. Historical performance is not indicative of future performance of the Index or of what the value of the ETNs may be. Any historical upward or downward trend in the level of the Index during any period set forth above is not any indication that the Index is more or less likely to increase or decrease at any time over the term of the ETNs. The Index includes 0.50% p.a. of index calculation fees. The chart above includes this index calculation fee but does not include the investor fee associated with the ETNs which will reduce the amount of the return on the ETNs at maturity or upon repurchase by Credit Suisse.

Rebased for comparison purposes

Performance Periods: 6 Months

EXCHANGE TRADED NOTES
- Credit Suisse Merger Arbitrage Liquid Index (Net)
- The Cushing® 30 MLP Index
- Credit Suisse Long/Short Liquid Index (Net)

AWARDS RECOGNITION
- Bank of the Year (IFR, 2009)
- Structured Equity House of the Year (IFR, 2009)
- Equity Derivatives House of the Year (IFR, 2009)
- Equity Derivatives House of the Year (Structured Products-Europe, 2009)
- Best Investment Bank (Euromoney, 2009)
- Best Equity House in LATAM (Euromoney, 2009)
- US Structurer of the Year (Structured Products Magazine, 2009)
- Structured Products House of the Year (Structured Products Magazine, 2009)

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1,015
1,010
04/22/2010
05/22/2010
06/21/2010
07/21/2010
08/20/2010
09/19/2010
Date (Source: Bloomberg)

The above chart sets forth the hypothetical performance of the Credit Suisse Merger Arbitrage Liquid Index (Net) (the "Index") from January 1, 2005 through January 1, 2010 and actual historical performance of the Index from January 1, 2010 to the present. In addition, the Index rules were revised on September 1, 2010 and, therefore, the Index levels prior to such date do not reflect the modification of the Index rules that took place on that date. Historical performance is not indicative of future performance of the Index or of what the value of the ETNs may be. Any historical upward or downward trend in the level of the Index during any period set forth above is not any indication that the Index is more or less likely to increase or decrease at any time over the term of the ETNs. The Index includes 0.50% p.a. of index calculation fees. The chart above includes this index calculation fee but does not include the investor fee associated with the ETNs which will reduce the amount of the return on the ETNs at maturity or upon repurchase by Credit Suisse.

Released for comparison purposes:

Performance Periods: 6 Months

Performance comparison


104
102
100
98
96
94
92
90
88
Closing Level
04/22/2010
05/22/2010
06/21/2010
07/21/2010
08/20/2010
09/19/2010
Date (Source: Bloomberg)
Credit Suisse Merger Arbitrage Liquid Index (Net)
S&P 500® Index

The above chart compares the historical performance of the Credit Suisse Merger Arbitrage Liquid Index (Net) (the "Index") and the S&P 500® Index from January 1, 2005 to the present. The historical performance of the Index includes hypothetical performance of the Index from January 2005 through December 2009 and actual performance from January 2010 forward. In addition, the Index rules were revised on September 1, 2010 and, therefore, the Index levels prior to such date do not reflect the modification of the Index rules that took place on that date. Furthermore, the Index includes 0.50% p.a. of index calculation fees. The chart above includes this index calculation fee but does not include the investor fee associated with the ETNs which will reduce the amount of the return on the ETNs at maturity or upon repurchase by Credit Suisse. We obtained all closing levels of the S&P 500® Index from Bloomberg, without independent verification. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg. Historical performance is not indicative of future performance for either of the indices.

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Credit Suisse Merger Arbitrage Liquid Index (Net) (CSMA)

The Credit Suisse Merger Arbitrage Liquid Index (Net) (the "Index" or the "Merger Arbitrage Liquid Index") attempts to employ the merger arbitrage strategy by using a quantitative methodology to track a dynamic basket of securities held as long or short positions and cash weighted in accordance with the index rules to reflect publicly announced merger transactions that meet certain qualifying conditions.

Overview | Charts | Index Components | Statistics | Correlations | FAQs

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Index Components

Company Name	Ticker	Weight in Index*
Abraxis BioScience Inc	ABII US	4.1%
ADC Telecommunications Inc	ADCT US	2.8%
Airgas Inc	ARG US	7.7%
Allegheny Energy Inc	AYE US	6.5%
AmeriCredit Corp	ACF US	3.6%
AON Corp	AON US	-2.2%
ArcSight Inc	ARST US	2.7%
Avis Budget Group Inc	CAR US	-0.4%
Burger King Holdings Inc	BKC US	4.1%
Celgene Corp	CELG US	-0.8%
CenturyLink Inc	CTL US	-7.3%
Datacash Group PLC	DATA LN	1.9%
Deutsche Postbank AG	DPB GY	4.5%
Dimension Data Holdings PLC	DDT LN	3.7%
Dollar Thrifty Automotive Group Inc	DTG US	3.0%
Dynegy Inc	DYN US	2.3%
Fastweb SpA	FWB IM	3.2%
FirstEnergy Corp	FE US	-6.5%
Gewiss SpA	GEW IM	0.2%
GLG Partners Inc	GLG US	2.4%
Hewitt Associates	HEW US	4.4%
McAfee Inc	MFE US	4.5%
Mirant Corp	MIR US	3.5%
Movetis NV	MOVE BB	0.3%
Munters AB	MTRS SS	2.5%
NBTY Inc	NTY US	3.8%
Pactiv Corp	PTV US	4.3%
Potash Corp of Saskatchewan Inc	POT US	7.3%
Psychiatric Solutions Inc	PSYS US	2.9%
Qwest Communications International Inc	Q US	7.2%
RRI Energy Inc	RRI US	-3.4%
Societe Des Autoroutes Paris-Rhin-Rhone	ARR FP	2.0%
Sperian Protection	SPR FP	0.9%
SSL International PLC	SSL LN	3.8%
Zymogenetics Inc	ZGEN US	2.4%

* These weights and Index Components are as of September 21, 2010

EXCHANGE TRADED NOTES
- Credit Suisse Merger Arbitrage Liquid Index (Net)
- The Cushing® 30 MLP Index
- Credit Suisse Long/Short Liquid Index (Net)

AWARDS RECOGNITION
- Bank of the Year (IFR, 2009)
- Structured Equity House of the Year (IFR, 2009)
- Equity Derivatives House of the Year (IFR, 2009)
- Equity Derivatives House of the Year (Structured Products-Europe, 2009)
- Best Investment Bank (Euromoney, 2009)
- Best Equity House in LATAM (Euromoney, 2009)
- US Structurer of the Year (Structured Products Magazine, 2009)
- Structured Products House of the Year (Structured Products Magazine, 2009)

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CREDIT SUISSE Exchange Traded Notes (ETNs)

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Credit Suisse Merger Arbitrage Liquid Index (Net) (CSMA)

The Credit Suisse Merger Arbitrage Liquid Index (Net) (the "Index" or the "Merger Arbitrage Liquid Index") attempts to employ the merger arbitrage strategy by using a quantitative methodology to track a dynamic basket of securities held as long or short positions and cash weighted in accordance with the index rules to reflect publicly announced merger transactions that meet certain qualifying conditions.

Overview | Charts | Index Components | Statistics | Correlations | FAQs   Print this Page

Statistics (September 1, 2005 - August 31, 2010)

	Credit Suisse Merger Arbitrage Liquid Index (Net) (including hypothetical performance*)	S&P 500® Index†	EAFE Index†
Avg Month	0.51%	0.05%	0.27%
Best Month	2.86%	9.57%	12.80%
Worst Month	-6.76%	-16.79%	-20.18%
Monthly Standard Deviation	1.62%	4.95%	6.03%
Annualized Standard Deviation	5.61%	17.16%	20.89%
Sharpe Ratio	0.67	(0.19)	(0.07)

* The above table sets forth data based on the hypothetical performance of the Credit Suisse Merger Arbitrage Liquid Index (Net) (the "Index") from January 2000 through December 2009 and actual performance from January 2010 forward. In addition, the Index rules were revised on September 1, 2010 and, therefore, the Index levels prior to such date do not reflect the modification of the index rules that took place on that date. Historical performance is not indicative of future performance.

† S&P 500 and EAFE are both "Total Return Index – SPTR & NDDUEAFE"

EXCHANGE TRADED NOTES
Credit Suisse Merger Arbitrage Liquid Index (Net)
The Cushing® 30 MLP Index
Credit Suisse Long/Short Liquid Index (Net)

AWARDS RECOGNITION
- Bank of the Year (IFR, 2009)
- Structured Equity House of the Year (IFR, 2009)
- Equity Derivatives House of the Year (IFR, 2009)
- Equity Derivatives House of the Year (Structured Products-Europe, 2009)
- Best Investment Bank (Euromoney, 2009)
- Best Equity House in LATAM (Euromoney, 2009)
- US Structurer of the Year (Structured Products Magazine, 2009)
- Structured Products House of the Year (Structured Products Magazine, 2009)

CREDIT SUISSE Exchange Traded Notes (ETNs)

Liquidity
Transparency
Diversification

Credit Suisse Merger Arbitrage Liquid Index (Net) (CSMA)

The Credit Suisse Merger Arbitrage Liquid Index (Net) (the "Index" or the "Merger Arbitrage Liquid Index") attempts to employ the merger arbitrage strategy by using a quantitative methodology to track a dynamic basket of securities held as long or short positions and cash weighted in accordance with the index rules to reflect publicly announced merger transactions that meet certain qualifying conditions.

Correlations (September 1, 2005 - August 31, 2010)

	Barclays Capital U.S. Aggregate Index (TR)	MSCI Daily Total Return Net EAFE USD	S&P 500 Index (TR)	TOPIX Index
Credit Suisse Merger Arbitrage Liquid Index (Net)	0.30	0.88	0.82	0.84

AWARDS RECOGNITION
- Bank of the Year (IFR, 2009)
- Structured Equity House of the Year (IFR, 2009)
- Equity Derivatives House of the Year (IFR, 2009)
- Equity Derivatives House of the Year (Structured Products-Europe, 2009)
- Best Investment Bank (Euromoney, 2009)
- Best Equity House in LATAM (Euromoney, 2009)
- US Structurer of the Year (Structured Products Magazine, 2009)
- Structured Products House of the Year (Structured Products Magazine, 2009)

CREDIT SUISSE Exchange Traded Notes (ETNs)

Liquidity
Transparency
Diversification

ABOUT US
Credit Suisse

SECONDARY MARKETS
- Product
- Strategy
- Asset Class
- Underlying by Region
Expiring Products

SEARCH
Enter CUSIP or Underlying
Search

ADMIN
Home
New USER Access
Primary Order Entry
Contact Us

Credit Suisse Merger Arbitrage Liquid Index (Net) (CSMA)

The Credit Suisse Merger Arbitrage Liquid Index (Net) (the "Index" or the "Merger Arbitrage Liquid Index") attempts to employ the merger arbitrage strategy by using a quantitative methodology to track a dynamic basket of securities held as long or short positions and cash weighted in accordance with the index rules to reflect publicly announced merger transactions that meet certain qualifying conditions.

Overview | Charts | Index Components | Statistics | Correlations | FAQs
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- What Are the ETNs and How Do They Work?
- What is the Index and who publishes the level of the Index?
- How will payment at maturity or payment at repurchase be determined for the ETNs?
- Will I Receive Interest on the ETNs?
- How Do You Sell Your ETNs?
- How Do You Offer Your ETNs for Repurchase by Credit Suisse?
- What Are Some of the Risks of the ETNs?
- Is this the Right Investment for You?
- Will the ETNs be distributed by affiliates of the Issuer?
- What is the U.S. Federal income tax treatment of an investment in the ETNs?
- How has the Index performed historically?
- How Does the Calculation Agent Calculate the Payment on the ETNs?

The following is a summary of frequently asked questions relating to the terms of the ETNs. **We urge you to read the following information, together with the other information (including information relating to risks relating to an investment in the ETNs) in the applicable term sheet or pricing supplement and the accompanying prospectus supplement and prospectus before investing in the ETNs.**

What Are the ETNs and How Do They Work?

The ETNs are medium-term notes of Credit Suisse AG ("**Credit Suisse**"), the return on which is linked to the performance of the Credit Suisse Merger Arbitrage Liquid Index (Net) (the "**Index**").

We will not pay you interest during the term of the ETNs. The ETNs do not have a minimum redemption or repurchase amount and are fully exposed to any decline in the Index. Depreciation of the Index will reduce your payment at maturity, and you could lose your entire investment.

The denomination and stated principal amount of each ETN is $20. Any ETNs issued in the future may be issued at a price higher or lower than the stated principal amount, based on the indicative value of the ETNs at that time.

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What is the Index and who publishes the level of the Index?

The Index was created by Credit Suisse Alternative Capital, Inc., as index sponsor (the "**Index Sponsor**") and uses a quantitative methodology to track a dynamic basket of securities held as long or short positions (the "**Index Components**") and cash weighted in accordance with certain rules to include publicly announced merger and acquisition transactions that meet certain qualifying conditions. It is designed to capture the spread, if any, between the price at which the stock of a target company trades after a proposed acquisition of such target company is announced and the price that the acquiring company has proposed to

EXCHANGE TRADED NOTES
- Credit Suisse Merger Arbitrage Liquid Index (Net)
- The Cushing® 30 MLP Index
- Credit Suisse Long/Short Liquid Index (Net)

AWARDS RECOGNITION
- Bank of the Year (IFR, 2009)
- Structured Equity House of the Year (IFR, 2009)
- Equity Derivatives House of the Year (IFR, 2009)
- Equity Derivatives House of the Year (Structured Products-Europe, 2009)
- Best Investment Bank (Euromoney, 2009)
- Best Equity House in LATAM (Euromoney, 2009)
- US Structurer of the Year (Structured Products Magazine, 2009)
- Structured Products House of the Year (Structured Products Magazine, 2009)

stock of a target company trades after a proposed acquisition of such target company is announced and the price that the acquiring company has proposed to pay for the stock of such target company. The spread between these two prices typically exists due to the uncertainty that the announced merger or acquisition will close and, if it closes, that such merger or acquisition will be at the initially proposed economic terms.

The Index was established on December 31, 2008 with an initial value of 1,000. The Index Components selected for inclusion in calculating the Index, as well as their respective weightings, are determined on each rebalancing date. NYSE Arca, Inc., or another party designated by the Index Committee, will act as the calculation agent for the Index (the "**Index Calculation Agent**") and will be responsible for the calculation of the level of the Index. The Bloomberg ticker symbol for the Index is "CSLABMN".

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How will payment at maturity or payment at repurchase be determined for the ETNs?

Unless your ETNs have been previously repurchased by us, either at your election or at ours, the ETNs will mature on October 6, 2020. Further details on the conditions and the procedures applicable to any such repurchase are set forth in the applicable term sheet.

Payment at maturity

If your ETNs have not been previously repurchased by Credit Suisse, at maturity you will receive a cash payment in an amount equal to the closing value of your ETNs on the final valuation date.

The closing value of the ETNs on any trading day equals the quotient obtained by dividing the closing level of the Index on such trading day by the ETN divisor, minus the accrued fee amount as of such trading day.

The ETN divisor resets on the first calendar day of each calendar month, and represents accumulated fees applicable to the ETNs. For the calendar month that includes the inception date, the ETN divisor equals the level of the Index at 5:00 p.m., New York City time, on the calendar day prior to the inception date, divided by $20, which is the stated principal amount per ETN. For any subsequent calendar month, the ETN divisor equals the level of the Index at 5:00 p.m., New York City time, on the last calendar day of the previous calendar month divided by the closing value of the ETNs on such last calendar day of the previous calendar month (or, if such last calendar day is not a trading day, the indicative value of the ETNs at 5:00 p.m., New York City time, on that day).

As of any day (the "calculation day"), the accrued fee amount is equal to the sum, for each calendar day from and including the first calendar day in the calendar month that includes the calculation day to and including the calculation day, of:

$$\text{ETN Closing Value}_{t-1} \times \text{Annual Investor Fee} \times 1/365$$

where ETN Closing Value$_{t-1}$ means the closing value of the ETNs on the previous calendar day (or, if such previous calendar day is not a trading day, the indicative value of the ETNs at 5:00 p.m., New York City time, on that day) and Annual Investor Fee means 0.55% per annum.

The indicative value of the ETNs at any time equals the quotient obtained by dividing the level of the Index at such time (based on the most recent reported value of the Index at such time) by the ETN divisor, minus the accrued fee amount as of the day on which such time occurs.

The closing level of the Index on any trading day will be the closing level published on the Bloomberg page "CSLABMN" or any successor page on Bloomberg or any successor service, as applicable, as determined by the Calculation Agent, subject to market disruption events.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

Payment Upon Repurchase

We have the right to repurchase the ETNs in whole but not in part on any business day during the term of the ETNs beginning October 1, 2012 if, at anytime on or after October 1, 2012, the principal amount of the ETNs outstanding is $10,000,000 (500,000 ETNs) or less. This option will expire on September 24, 2020. In addition, upon the occurrence of certain events described in "Specific Terms of the Notes—Repurchase at Our Option," we will have the right to repurchase the ETNs in whole but not in part. To repurchase the ETNs, we will deliver an irrevocable call notice to The Depository Trust Company ("**DTC**"). The business day immediately succeeding the date the irrevocable call notice was delivered to DTC shall be the valuation date applicable to such repurchase, subject to postponement due to the occurrence of a market disruption event.

At your election you may, subject to certain restrictions, offer your ETNs for repurchase by Credit Suisse on any business day during the term of the ETNs, beginning on October 6, 2010 (for an anticipated October 7, 2010 valuation date and a repurchase date of October 12, 2010) through September 24, 2020 (for an anticipated September 25, 2020 valuation date and a repurchase date of September 30, 2020), provided that you offer at least the applicable minimum repurchase amount (which will be $1,000,000 stated principal amount of ETNs (50,000 ETNs)) for repurchase and follow the procedures as described below. Credit Suisse Securities (USA) LLC ("**CSSU**") will act as our agent in connection with any repurchases at your option and may charge investors an additional fee of up to $0.03 for each ETN repurchased.

Securities (USA) LLC ("**CSSU**") will act as our agent in connection with any repurchases at your option and may charge investors an additional fee of up to $0.03 for each ETN repurchased.

If you choose to offer your ETNs for repurchase or they are repurchased at our option, you will receive a cash payment on the repurchase date in an amount equal to the "daily repurchase value," which is the closing value of the ETNs on the applicable valuation date.

A repurchase date is the third business day following a valuation date. Unless your scheduled repurchase date is postponed due to a market disruption event, the final day on which Credit Suisse will repurchase your ETNs will be September 30, 2020. As such, you must offer your ETNs for repurchase no later than September 24, 2020. The daily repurchase feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a premium or discount to their indicative value, although there can be no assurance that arbitrageurs will employ the repurchase feature in this manner.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

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Will I Receive Interest on the ETNs?

No. We will not make any periodic payments of interest or any other payments on the ETNs during the term of the ETNs. Unless you elect to have your ETNs repurchased by Credit Suisse, you will not receive any payments on the ETNs prior to maturity of the ETNs.

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How Do You Sell Your ETNs?

If you wish to offer your ETNs to Credit Suisse for repurchase, you and your broker must follow the following procedures:

- Your broker must deliver a completed irrevocable Offer for Repurchase, a form of which is attached as Annex A to this term sheet, to Credit Suisse. If your irrevocable offer for repurchase is received after 4:00 p.m., New York City time, on a business day, you will be deemed to have made your offer for repurchase on the following business day. One portion of the Offer for Repurchase must be completed by you as beneficial owner of the ETNs and the other portion must be completed by your broker. You must offer at least the applicable minimum repurchase amount (which will be $1,000,000 stated principal amount of ETNs (50,000 ETNs)) for repurchase. Credit Suisse must acknowledge receipt from your broker in order for your offer to be effective.
- Your broker must book a delivery vs. payment trade with respect to your ETNs on the applicable valuation date at a price equal to the applicable daily repurchase value, facing Credit Suisse.
- Your broker must cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable repurchase date (the third business day following the valuation date).

  Different brokers and DTC participants may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm or other DTC participant through which you own your interest in the ETNs in respect of such deadlines. Any repurchase instructions that we receive in accordance with the procedures described above will be irrevocable.

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What Are Some of the Risks of the ETNs?

An investment in the ETNs involves risks. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in "Risk Factors" in the applicable term sheet or pricing supplement.

- **Uncertain Principal Repayment**—You may receive less than the principal amount of your ETNs at maturity or upon repurchase. If the level of the Index decreases, or does not increase by an amount sufficient to offset the Index calculation fee, the ETN divisor and the accrued fee amount applicable to your ETNs, you will receive less, and possibly significantly less, than your original investment in the ETNs.
- **No Interest Payments**—You will not receive any periodic interest payments on the ETNs.
- **A Trading Market for the ETNs May Not Develop**—Although we intend to list the ETNs on NYSE Arca, a trading market for your ETNs may not develop. We are not required to maintain any listing of the ETNs on NYSE Arca or any other exchange.
- **Credit Risk of the Issuer**—Any payments you are entitled to receive on your ETNs are subject to the ability of Credit Suisse to pay its obligations as they come due.
- **Requirements on Repurchases by Credit Suisse**—You must offer at least the applicable minimum repurchase amount to Credit Suisse and satisfy the other requirements described herein for your offer for repurchase to be considered.
- **Your Offer for Repurchase Is Irrevocable**—You will not be able to rescind your offer for repurchase after it is received by Credit Suisse, so you will be exposed to market risk in the event market conditions change after Credit Suisse receives your offer.
- **Uncertain Tax Treatment**—No ruling is being requested from the Internal Revenue Service ("**IRS**") with respect to the tax treatment of the ETNs. There is no

exposed to market risk in the event market conditions change after Credit Suisse receives your offer.

- **Uncertain Tax Treatment**—No ruling is being requested from the Internal Revenue Service ("**IRS**") with respect to the tax treatment of the ETNs. There is no direct authority dealing with securities such as the ETNs, and there can be no assurance that the IRS will accept, or that a court will uphold, the tax treatment described in this term sheet. In addition, you should note that the IRS and the U.S. Treasury Department have announced a review of the tax treatment of prepaid forward contracts. Accordingly, no assurance can be given that future tax legislation, regulations or other guidance may not change the tax treatment of the ETNs. Potential investors should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the ETNs, including possible alternative treatments.
- **Optional Repurchase Feature**—Your ETNs may be repurchased on or after October 1, 2012 if the principal amount of the ETNs outstanding is $10,000,000 (500,000 ETNs) or less. In addition, upon the occurrence of certain events described herein, we will have the right to repurchase your ETNs in whole but not in part. If your ETNs are repurchased by us, you will receive a cash payment in an amount equal to the daily repurchase value, which is the closing value of the ETNs on the applicable valuation date.

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Is this the Right Investment for You?

The ETNs may be a suitable investment for you if:

- You seek an investment with a return linked to the performance of the Index.
- You believe the level of the Index will increase by an amount sufficient to offset the Index calculation fee, the ETN divisor and the accrued fee amount (and the fee of up to $0.03 per ETN repurchased at your option, if you elect to have us repurchase your ETNs) and to provide you with a satisfactory return on your investment during the term of the ETNs.
- You are willing to accept the risk of fluctuations in the level of the Index.
- You do not seek current income from this investment.

The ETNs may not be a suitable investment for you if:

- You are not willing to be exposed to fluctuations in the level of the Index.
- You seek a guaranteed return of principal.
- You believe the level of the Index will decrease or will not increase by an amount sufficient to offset the Index calculation fee, the ETN divisor and the accrued fee amount during the term of the ETNs.
- You prefer the lower risk and therefore accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings.
- You seek current income from your investment.

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Does An Investment in the ETNs Entitle You to any Ownership Interests in the Index Components Comprising the Index?

No. An investment in the ETNs does not entitle you to any ownership interest or rights in the Index Components comprising the Index. You will not have any voting rights with respect to any Index Component, receive dividend payments or other distributions or have any other interest or rights in any Index Component merely as a result of your ownership of the ETNs.

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Will the ETNs be distributed by affiliates of the Issuer?

Our affiliate, CSSU, a member of the Financial Industry Regulatory Authority ("**FINRA**") will participate in the initial distribution of the ETNs on the initial settlement date and will likely participate in any future distribution of the ETNs. CSSU is expected to charge normal commissions for the purchase of any ETNs and may also receive all or a portion of the investor fee. Any offering in which CSSU participates will be conducted in compliance with the requirements of NASD Rule 2720 of FINRA regarding a FINRA member firm's distribution of the securities of an affiliate and related conflicts of interest. In accordance with NASD Rule 2720, CSSU may not make sales in offerings of the ETNs to any of its discretionary accounts without the prior written approval of the customer.

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What is the U.S. Federal income tax treatment of an investment in the ETNs?

Please refer to the applicable term sheet or pricing supplement for a discussion of certain U.S. federal income tax considerations for making an investment in the ETNs.

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receive all or a portion of the investor fee. Any offering in which CSSU participates will be conducted in compliance with the requirements of NASD Rule 2720 of FINRA regarding a FINRA member firm's distribution of the securities of an affiliate and related conflicts of interest. In accordance with NASD Rule 2720, CSSU may not make sales in offerings of the ETNs to any of its discretionary accounts without the prior written approval of the customer.

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What is the U.S. Federal income tax treatment of an investment in the ETNs?

Please refer to the applicable term sheet or pricing supplement for a discussion of certain U.S. federal income tax considerations for making an investment in the ETNs.

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How has the Index performed historically?

Hypothetical historical values of the Index are provided in the applicable term sheet or pricing supplement with updates to the historical values of the Index under the tab "Credit Suisse Merger Arbitrage Liquid Index (Net)—Charts". Past performance is based upon a certain set of data, estimates and assumption and is not necessarily indicative of how the Index would have performed under a different set of parameters or how the Index will perform in the future. In addition, the Index rules were revised on September 1, 2010 and, therefore, the Index performance prior to September 1, 2010 does not reflect the modification to the Index rules that took place on that date.

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How Does the Calculation Agent Calculate the Payment on the ETNs?

Credit Suisse International, as Calculation Agent, will calculate payment at maturity or upon repurchase as the closing value of the ETNs on the applicable valuation date.

The closing value of the ETNs on any trading day equals the quotient obtained by dividing the closing level of the Index on such trading day by the ETN divisor, minus the accrued fee amount as of such trading day.

The ETN divisor resets on the first calendar day of each calendar month, and represents accumulated fees applicable to the ETNs. For the calendar month that includes the inception date, the ETN divisor equals the level of the Index at 5:00 p.m., New York City time, on the calendar day prior to the inception date, divided by $20, which is the stated principal amount per ETN. For any subsequent calendar month, the ETN divisor equals the level of the Index at 5:00 p.m., New York City time, on the last calendar day of the previous calendar month divided by the closing value of the ETNs on such last calendar day of the previous calendar month (or, if such last calendar day is not a trading day, the indicative value of the ETNs at 5:00 p.m., New York City time, on that day).

As of any day (the "calculation day"), the accrued fee amount is equal to the sum, for each calendar day from and including the first calendar day in the calendar month that includes the calculation day to and including the calculation day, of:

$$\text{ETN Closing Value}_{t-1} \times \text{Annual Investor Fee} \times 1/365$$

where ETN Closing Value$_{t-1}$ means the closing value of the ETNs on the previous calendar day (or, if such previous calendar day is not a trading day, the indicative value of the ETNs at 5:00 p.m., New York City time, on that day) and Annual Investor Fee means 0.55% per annum.

The indicative value of the ETNs at any time equals the quotient obtained by dividing the level of the Index at such time (based on the most recent reported value of the Index at such time) by the ETN divisor, minus the accrued fee amount as of the day on which such time occurs.

The closing level of the Index on any trading day will be the closing level published on the Bloomberg page "CSLABMN" or any successor page on Bloomberg or any successor service, as applicable, as determined by the Calculation Agent, subject to market disruption events.

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Because the Index calculation fee, the ETN divisor and the accrued fee amount reduce the amount of your return at maturity or upon repurchase by Credit Suisse, the level of the Index (before taking into account the Index calculation fee) must increase by an amount sufficient to offset the Index calculation fee, the ETN divisor and the accrued fee amount applicable to your ETNs (and the fee of up to $0.03 per ETN repurchased at your option, if you elect to have us repurchase your ETNs) in order for you to receive at least the principal amount of your investment at maturity or upon repurchase of your ETNs by Credit Suisse. If the level of the Index decreases or does not increase sufficiently, you will receive less, and possibly significantly less, than the principal amount of your investment at maturity or upon repurchase of your ETNs by Credit Suisse.